Exhibit 4.21

JBS USA LUX S.A.
JBS USA FOOD COMPANY

and

JBS USA FINANCE, INC.
as Issuers,

the GUARANTORS named herein,
as Guarantors,

and

REGIONS BANK,
as Trustee

INDENTURE

Dated as of August 19, 2022

3.625% Sustainability-Linked Senior Notes due 2032

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	8.08; 8.10
	(b)	8.08; 8.10; 14.02
	(c)	N.A.
311	(a)	8.11
	(b)	8.11
	(c)	N.A.
312	(a)	2.05
	(b)	14.03
	(c)	14.03
313	(a)	8.06
	(b)(1)	8.06
	(b)(2)	8.06
	(c)	8.06; 14.02
	(d)	8.06
314	(a)	4.05(a); 4.11; 14.02
	(b)	N.A.
	(c)(1)	8.02; 14.04; 14.05
	(c)(2)	8.02; 14.04; 14.05
	(c)(3)	N.A.
	(d)	N.A.
	(e)	14.05
	(f)	N.A.
315	(a)	8.01(b); 8.02(a)
	(b)	8.05; 14.02
	(c)	8.01
	(d)	7.05; 8.01(c)
	(e)	7.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	10.02
	(b)	7.07
	(c)	10.04
317	(a)(1)	7.08
	(a)(2)	7.09
	(b)	2.04
318	(a)	14.01
	(c)	14.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

SIGNATURES			S-1

Exhibit A	–	Form of Note
Exhibit B	–	Form of Legends
Exhibit C	–	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D	–	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit E	–	Form of Certificate To Be Delivered in Connection with Transfers of Temporary Regulation S Global Note

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of August 19, 2022, among JBS USA LUX S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 8-10, avenue de la Gare, 1610 Luxembourg, and registered with the Luxembourg Registre de Commerce et des Sociétés under number B 203.443 (the “Company”), JBS USA FOOD COMPANY, a Delaware corporation (“JBS USA Food”), JBS USA FINANCE, INC., a Delaware corporation (“JBS USA Finance” and, together with the Company and JBS USA Food, the “Issuers”), each of the Guarantors party hereto, as Guarantors, and REGIONS BANK, an Alabama banking corporation, as Trustee (the “Trustee”).

The Issuers have duly authorized the creation of an issue of 3.625% Sustainability-Linked Senior Notes due 2032 and, to provide therefor, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined below), when duly issued and executed by the Issuers and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuers and to make this Indenture a legal, valid and binding agreement of the Issuers and the Guarantors have been done.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article 1
Definitions and Incorporation by Reference

Section 1.01. Definitions. Set forth below are certain defined terms used in this Indenture.

“Revolving Credit Agreement” means the Revolving Syndicated Facility Agreement, dated October 12, 2018, among the Company, JBS USA Food, JBS Australia PTY Limited and JBS Food Canada ULC, the other credit parties signatory thereto, the lenders party thereto, Royal Bank of Canada, as administrative agent, Australian administrative agent, and Canadian Administrative Agent, and the documentation agents party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively; and “amendment” shall have a correlative meaning.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Australian Subsidiaries” means any Subsidiary of the Company which is organized under the laws of Australia.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Batista Family” includes José Batista Sobrinho, together with his wife, sons and daughters, or any of their respective heirs and any Person established and controlled by any of the foregoing.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors or the board of managers of the corporation;

(2) with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the Corporate Trust Office are authorized or required by law to close.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(2) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(3) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(4) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under GAAP.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following events:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company other than in connection with any transaction or series of transactions in which the Company shall become the wholly owned subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of a direct or indirect parent entity of the Company of which no person or group, as noted above, holds 50% or more of the total voting power (other than a Permitted Holder).

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of a Change of Control that results in a Ratings Decline.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

(b) Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u) through (1)(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the Notes and the Senior Secured Credit Agreements and (ii) any amendment or other modification of the Notes, and, in each case, deducted in computing Consolidated Net Income, plus

(e) the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus

(f) any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(h) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus

(i) costs of surety bonds incurred in such period in connection with financing activities, plus

(j) the amount of net cost savings and synergies projected by such Person in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of such Person and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable,(B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus

(k) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus

(l) restructuring charges or reserves (including restructuring costs related to acquisitions after the Issue Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

(m) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus

(n) any costs or expense incurred by such Person or a Restricted Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Capital Stock); plus

(o) the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of such Person in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture, plus

(p) with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(q) the amount of any loss attributable to a new plant or facility until the date that is 18 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of such Person, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(3) increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense):

(a) amortization of debt discount;

(b) the interest component of Capitalized Lease Obligations;

(c) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(d) interest actually paid by such Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(e) interest expense on Debt guaranteed by the Company or any of its Restricted Subsidiaries (whether or not such interest is paid by the Company or any of its Restricted Subsidiaries);

(f) net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and

(g) cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary;

but excluding:

(t) accretion or accrual of discounted liabilities not constituting Debt;

(u) interest expense attributable to a parent entity resulting from push-down accounting;

(v) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(w) any Additional Amounts and any comparable “additional amounts”;

(x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt issued on the Issue Date;

(y) any expensing of bridge, commitment and other financing fees; and

(z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; and

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or cash equivalents) or that (as reasonably determined by the Company) could have distributed to the reference Person or a Restricted Subsidiary thereof in respect of such period,

(6) [reserved]

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Total Indebtedness” of any Person means, as at any date of determination, an amount equal to the sum of (x) the aggregate amount of all outstanding Debt of such Person and its Restricted Subsidiaries on a consolidated basis described in clauses (1), (2), (3), (5) and (6) of the definition of “Debt” (provided that in the case of clause (6), such Debt relates to guarantees of Debt of another Person of the type referred to in clauses (1), (2) and (3) of the definition of “Debt”, other than Debt relating to purchases of raw materials or other supply-related obligations in the ordinary course of business, and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (y) the aggregate amount of all outstanding Disqualified Capital Stock of such Person and all Disqualified Capital Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture.

“Corporate Trust Office” means the corporate trust office of the Trustee located at 10245 Centurion Parkway, 2nd Floor, Denver, CO 8020 Jacksonville, FL 32256, Attention: Corporate Trust Services, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business with respect to this Indenture shall be administered.

“Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Senior Secured Credit Agreements) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

(1) for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money);

(2) evidenced by bonds, debentures, notes or other similar instruments;

(3) constituting Capitalized Lease Obligations;

(4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(6) for Debt of other Persons to the extent guaranteed by such Person;

(7) for Hedging Obligations; and

(8) for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured;

provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP, as applicable.

The amount of Debt of any Person at any date will be:

(a) the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and

(b) the accreted value of that Debt, in the case of any Debt issued with original issue discount.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(1) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(3) is redeemable at the sole option of its holder,

in each case, other than as a result of a change of control or asset sale, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the Maturity Date will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a private or public offering for cash by the Company, or any direct or indirect parent of the Company, as applicable, of its common Capital Stock, or options, warrants or rights with respect to its common Capital Stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (x) public offerings with respect to the Company’s or any such direct or indirect parent’s, as applicable, common Capital Stock, or options, warrants or rights, registered on Form S-4, F-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of common Capital Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offers and Consent Solicitations” means the exchange offer and consent solicitation statement made by the Company pursuant to the terms of the Offering Memorandum.

“Exchanged 2032 Notes” means the US$1.0 billion of 3.625% Sustainability-Linked Senior Notes due 2032 outstanding on the date of the Offering Memorandum, issued by JBS USA Food (originally issued by JBS Finance Luxembourg S.à r.l.).

“Existing 2029 Notes” means the US$600.0 million of 3.000% senior notes due 2029 outstanding on the date of the Offering Memorandum, issued by the Issuers.

“Existing 2031 Notes” means the US$500.0 million of 3.750% senior notes due 2031 outstanding on the date of the Offering Memorandum, issued by the Issuers.

“Existing 2032 Notes” means the US$1.0 billion of 3.000% sustainability-linked senior notes due 2032 outstanding on the date of the Offering Memorandum, issued by the Issuers.

“External Verifier” means a qualified provider of third-party assurance or attestation services appointed by the Parent to review the Parent’s statement of the Global Greenhouse Gas Emissions Intensity.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business of Fitch Ratings, Inc.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means, as used in this Indenture with respect to financial calculations relating to (i) the Company and its Restricted Subsidiaries for purposes of the covenants in Article 4, U.S. GAAP and (ii) Parent and its Restricted Subsidiaries for purposes of the covenants in Article 5, IFRS.

“Global Greenhouse Gas Emissions Intensity” means tCO2e divided by MT produced, or tCO2e/MT produced.

“Global Notes” has the meaning given to such term in Section 2.01.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each Guarantor of the Issuers’ payment obligations under this Indenture and the Notes.

“Guarantors” means (1) each Parent Guarantor; (2) each of the Company’s wholly-owned Domestic Restricted Subsidiaries existing as of the date of this Indenture (other than JBS USA Food and JBS USA Finance) that guarantees the Term Loan Credit Agreement; and (3) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Person agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor with respect to the Notes when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(1) any Interest Rate Protection Agreement;

(2) foreign exchange contracts and Currency Protection Agreements;

(3) any Commodity Agreement; and

(4) other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices and not entered into for speculative purposes.

“Holder” means any registered holder of the Notes on the books of the Registrar.

“Holding” means JBS USA Holding Lux S.à r.l, a Luxembourg private limited liability company (société à responabilité limitée) with registered address at 8-10 avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, and registered with the RCS under number B 203413.

“IFRS” means, at Parent’s option or the Company`s option, International Financial Reporting Standards as adopted by the International Accounting Standards Board, as implemented in Brazil through the accounting pronouncements of the Brazilian Committee of Accounting Pronouncements (Comité de Pronunciamentos Contábeis) approved by the Brazilian Securities Commission (Comissão de Valores Mobiliários), or as implemented through the accounting pronouncements by international accounting standards or in the jurisdiction in which Parent or Parent Reporting Entity is domiciled. At any time after the Issue Date, Parent or the Company may elect to apply U.S. GAAP accounting principles in lieu of IFRS and, upon any such election, references herein to IFRS shall thereafter be construed to mean U.S. GAAP (except as otherwise provided in this Indenture).

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP, that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Institutional Accredited Investor” or “IAI” means an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means August 19, 2022, the date on which the Notes are first issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Maturity Date” means January 15, 2032.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“MT produced” means the sum of fresh, frozen and value-added beef, chicken, pork and their respective rendered by-product parts and offal produced during a given period, measured in metric tonnes increments.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Debt, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before any reduction in respect of Preferred Stock dividends.

“Non-U.S. Person” means any Person that is not a “U.S. person” as such term is defined in Regulation S.

“Notes” means, collectively, the Issuers’ 3.625% Sustainability-Linked Senior Notes due 2032 issued in accordance with Section 2.02 (whether issued on the Issue Date or thereafter issued) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Offering Memorandum” means the offering memorandum and consent solicitation statement (as supplemented by the supplement to the offering memorandum and consent solicitation statement dated August 11, 2022) of the Company relating to the Notes and the Exchanged 2032 Notes dated August 2, 2022.

“Officer” means any of the following of an Issuer or a Guarantor, as applicable: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, Special Transaction Secretary, a manager, a director or an authorized signatory appointed by the Board of Directors.

“Officer’s Certificate” means a certificate signed by an Officer of the Company, each of the Issuers or Parent, as applicable. With respect to Section 4.05 of this Indenture, such Officer signing shall be the principal executive, principal financial or principal accounting officer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an in-house counsel to the Company, JBS USA Food, JBS USA Finance and/or the Guarantors.

“Par Call Date” has the meaning given to such term in Section 5 of the Notes.

“Parent” means JBS S.A., a sociedade anônima organized under the laws of Brazil.

“Parent Guarantors” means, (i) Parent, (ii) Holding, (iii) JBS Global Luxembourg S.à r.l., (iv) JBS Holding Luxembourg S.à. r.l, and (v) JBS Global Meat Holdings Pty. Limited.

“Permitted Holders” means (i) any member of the Batista Family or any Affiliate or Affiliates of any of the foregoing and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such members of the Batista family and their respective Affiliates, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect subsidiaries, (ii) any Person the Voting Stock of which (or in the case of a trust, the beneficial interest in which) at least 51% is owned by Persons specified in clause (i), and (iii) Parent and any subsidiary of Parent.

“Permitted Liens” means:

(1) Liens to secure (a) Debt of the Company or a Restricted Subsidiary of the Company under the ABL Revolving Credit Agreement or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(a) shall not exceed the greater of (x) US$1,000.0 million less the outstanding principal amount of any Receivables Facilities and (y) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of inventory of the Company and its Restricted Subsidiaries (excluding, in the case of clauses (i) and (ii), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence) and (b) Debt of the Company or a Restricted Subsidiary of the Company under Credit Facilities (other than the ABL Revolving Facility); provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(b) shall not exceed the greater of (x) US$2,800.0 million and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.5 to 1.00;

(2) Liens on the Capital Stock or assets of any Non-Guarantor Significant Subsidiary to secure Debt incurred by such Non-Guarantor Significant Subsidiary;

(3) Liens to secure Debt , including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Company or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

(4) Liens for Taxes on the property of the Company or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(5) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Significant Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(6) Liens on the property of the Company or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Significant Subsidiaries taken as a whole;

(7) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Significant Subsidiary;

(8) Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary;

(9) pledges or deposits by the Company or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case, in the ordinary course of business;

(10) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(11) Liens securing Hedging Obligations and Cash Management Services;

(12) Liens existing on the Issue Date not otherwise described in clauses (1) through (11) above;

(13) Liens on the property of the Company or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

(b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

(14) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(15) Liens securing Debt or other obligations of a Significant Subsidiary of the Company owing to the Company or another Significant Subsidiary;

(16) Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Company or any of its Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) Liens in favor of the Company or any Subsidiary Guarantor;

(18) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Significant Subsidiaries in the ordinary course of business;

(21) Liens securing Debt (other than Subordinated Debt); provided that after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.5 to 1.0;

(22) Liens not otherwise permitted by clauses (1) through (21) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (i) US$2.5 billion and (ii) 10.0% of Total Assets of the Company, in either case, at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (22);

(23) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(24) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(25) (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Significant Subsidiaries and (b) licenses of intellectual property in the ordinary course of business; and

(26) Liens to secure a defeasance trust.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pilgrim’s Pride” means Pilgrim’s Pride Corporation, a company incorporated under the laws of Delaware.

“Plan of Liquidation” with respect to any Person means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Principal Property” means any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Rating Agency” means, at the Company’s or Parent’s, as applicable, option, two of S&P, Moody’s and Fitch, and if two agencies do not make a rating on the notes publicly available, a U.S. nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors).

“Ratings Decline” means that at any time within 60 days after the earlier of the date of public notice of a Change of Control and the date on which the Company or any other Person publicly declares its intention to effect a Change of Control, (1) in the event the Notes are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice or declaration, the rating assigned to the Notes by at least two of the Rating Agencies is below an Investment Grade Rating; or (2) in the event the ratings assigned to the Notes by at least two of the Rating Agencies prior to such public notice or declaration are below an Investment Grade Rating, the rating assigned to the notes by at least two of the Rating Agencies is decreased by one or more categories (i.e., notches); provided that, in each case, any such Ratings Decline is expressly stated by the applicable Rating Agencies to have been the result of the Change of Control.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Record Date” means the applicable record date specified in the Notes, which such date need not be a Business Day.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“refinance” means to refinance, repay, prepay, replace, renew or refund, including successively.

“Registration Rights Agreement” means the registration rights agreement to be entered into by the Company on or around the date hereof, pursuant to which the Company will agree, for the benefit of the holders of the Notes, to use its commercially reasonable efforts to (x) file an exchange offer registration statement with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the Notes for exchange notes of the same series, which will have terms identical in all material respects to such Notes, except that the exchange notes will not contain transfer restrictions, to be declared effective and (y) consummate the Registered Exchange Offer within 365 days after the Company enters into the Registration Rights Agreement.

“Regulation S” means Regulation S under the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Note required to bear a Private Placement Legend pursuant to Article 2; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of such Person other than an Unrestricted Subsidiary; provided that the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the condition that the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary would not cause a Default, it being understood that any Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Significant Subsidiary sells or transfers any property to any Person (other than the Company or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“Secured Debt” means any of the Consolidated Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of:

(1) Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of such Person and its Restricted Subsidiaries as at such date, to

(2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that:

(1) if such Person or any Restricted Subsidiary:

(a) has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be:

(i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or

(ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation)

and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(3) if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an Officer’s Certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such Officer’s Certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

For purposes of the calculation of the Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to clause (21) of the definition of “Permitted Liens,” the Company may elect, pursuant to an Officer’s Certificate, to treat all or a portion of the commitment under any Debt which is to be secured by such Lien as being Incurred as of such determination date and any subsequent Incurrence of Debt under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Debt or additional Lien at such subsequent time; provided that if the Company makes such an election, for purposes of the calculation of the Secured Leverage Ratio in connection with any subsequent Incurrence of any Lien pursuant to clause (21) of the definition of “Permitted Liens” (other than under such commitment), the amount under such commitment that was so treated shall be deemed to be Incurred as of such determination date.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Credit Agreements” means the Term Loan Credit Agreement and the ABL Revolving Credit Agreement.

“Significant Subsidiary” of any Person means any Restricted Subsidiary of such Person which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

“Subordinated Debt” means any Debt, whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to the Notes or the Guarantees, as the case may be, pursuant to a written agreement.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in this Indenture to the contrary, all references to any Person and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP, shall be deemed to include such Person and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP, and to financial information prepared on such a consolidated basis.

“Subsidiary Guarantor” means any Guarantor which is a Subsidiary of the Company.

“Sustainability Performance Target of the Parent” means the Global Greenhouse Gas Emissions Intensity reduction target of 16.364% by December 31, 2025 from a 2019 baseline as set forth in the Sustainability-Linked Bond Framework, which represents linear annual progress toward a 30% reduction in Global Greenhouse Gas Emissions Intensity by 2030 from a 2019 baseline; provided, however, that for purposes of the Sustainability Performance Target of the Parent and the calculation of Global Greenhouse Gas Emissions Intensity, the Parent may exclude (A) the tCO2e and MT produced attributable to any single or related series of acquisitions completed since June 15, 2021 by the Parent or its consolidated Subsidiaries that individually, or in the aggregate in the case of a related series, represent more than 10% of the annual net sales of the Parent, calculated by reference to the audited consolidated financial statements of the Parent for the fiscal year ended December 31, 2019, (B) the impact of any material amendment to, or change in, any applicable laws, regulations, rules, guidelines and policies, applicable and/or relating to the production, processing, marketing and distribution of fresh, frozen and value-added beef, chicken, pork and their respective rendered by-product parts and offal of the Parent and its consolidated Subsidiaries following June 15, 2021 or (C) force majeure, extraordinary or exceptional events or circumstances. Based on current, unverified emissions data, a 16.364% reduction in Global Greenhouse Gas Emissions Intensity implies an emissions intensity no higher than 0.2252 tCO2e/MT produced for the year ended December 31, 2025. If an External Verifier revises the 2019 baseline, the Sustainability Performance Target of the Parent will adjust to be the same 16.364% reduction from the verified baseline. Changes to the baseline and resulting changes to the Sustainability Performance Target of the Parent will be publicly disclosed as part of reporting obligations detailed in the Sustainability-Linked Bond Framework.

“Sustainability-Linked Bond Framework” means the Sustainability-Linked Bond Framework adopted by the Parent in June 2021.

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge in the nature of tax (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“tCO2e” means the sum of Scope 1 emissions (primarily from fuels combusted, dry-ice/gaseous CO2 used as a manufacturing aid, and wastewater treatment systems) and Scope 2 emissions (primarily from electricity purchased) during a given period from our global operations, measured in metric tonnes of carbon dioxide equivalent.

“Term Loan Credit Agreement” means the Credit Agreement, dated as of May 27, 2011, among the Company, the credit parties signatory thereto, Barclays Bank Plc, as administrative agent, and the lenders signatory thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.”

“Treasury Yield” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the date fixed for redemption (or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Redemption Date to January 15, 2027. If the period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means (i) JBS Wisconsin Properties and each of its subsidiaries (which subsidiaries include Pilgrim’s Pride), (ii) any Subsidiary designated as an “unrestricted subsidiary” under the Senior Secured Credit Agreements and (iii) any direct or indirect Subsidiary of the Company formed after the Issue Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (iii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary. Notwithstanding the foregoing, under no circumstances shall the Issuer be designated an Unrestricted Subsidiary.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Debt of the Company or any of its Subsidiaries at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations (it being understood that all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on February 25, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following the date that would otherwise require such leases and/or lease obligations to be recognized as right-of-use assets and lease liabilities on the balance sheet). At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of U.S. GAAP and, upon any such election, references herein to U.S. GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture).

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option, or money market funds that invest solely in the foregoing.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of that Person’s Board of Directors.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
144A Global Note	2.01
Additional Amounts	11.04
Additional Notes	2.02
Affiliate Legend	Exhibit B
Authentication Order	2.02
Change of Control Offer	4.07(b)
Change of Control Payment	4.07(a)
Change of Control Payment Date	4.07(b)
Company Reporting Entity	4.11(g)
covenant defeasance	9.02(b)
defeasance trust	9.03(a)
Distribution Compliance Period	2.01
Event of Default	7.01
Fall-Away Amendment	11.07(b)
Fall-Away Event	11.07(b)
Global Notes	2.01
Guaranteed Obligations	11.01
Global Note Legend	Exhibit B
Initial Default	7.02(f)
IAI Global Note	2.01
Increased Amount	4.084.08(c)
Initial Global Notes	2.01
Initial Notes	2.02
legal defeasance	9.02
non-U.S. Guarantor	Exhibit A
Original Issue Discount Legend	Exhibit B
Participants	2.15(a)
Paying Agent	2.03(b)
Permanent Regulation S Global Note	2.01
Permitted Jurisdiction	6.016.01(a)(i)(B)
Permitted Parties	4.114.11(c)
Physical Notes	2.01
Private Placement Legend	Exhibit B
Registrar	2.03(a)
Regulation S Global Note	2.01
Reporting Suspension Period	4.11(g)(ii)
Required Information	4.114.11(c)(i)
Taxing Jurisdiction	11.04(a)
Temporary Regulation S Global Note	2.01
Temporary Regulation S Global Note Legend	Exhibit B

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuers, any Guarantor or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(g) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”; and

(h) “asset” or “property” shall be interchangeable.

Article 2
The Notes

Section 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “144A Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend and the Global Note Legend.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form, substantially in form of Exhibit A (the “Temporary Regulation S Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend, the Global Note Legend and the Temporary Regulation S Global Note Legend. Reasonably promptly following the date that is 40 days after the later of the commencement of an offering of Notes in reliance on Regulation S and the issue date (the “Distribution Compliance Period”), which such date shall be notified to the Trustee in writing by the Company, upon receipt by the Trustee and the Issuers of a duly executed certificate certifying that the holder of the beneficial interest in the Temporary Regulation S Global Note is a Non-U.S. Person, substantially in the form of Exhibit E, from the Depository, one or more permanent global Notes in registered form substantially in the form of Exhibit A (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and bearing the Global Note Legend, shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Note and the issuance of the Permanent Regulation S Global Note.

The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the “IAI Global Note” and, together with the 144A Global Note and the Regulation S Global Note, the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend and the Global Note Legend.

Any Additional Notes so designated by the Company shall bear the Original Issue Discount Legend.

Notes issued after the Issue Date shall be issued initially in the form of one or more Global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the Global Note Legend and any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated non-global Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any (the “Physical Notes”).

Section 2.02. Execution, Authentication and Denomination; Additional Notes. One Officer of the Company, one Officer of JBS USA Food and one Officer of JBS USA Finance (each of whom shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuers by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note (and the Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (1) on the Issue Date, Notes for original issue in an aggregate principal amount not to exceed US$918,577,000 (the “Initial Notes”) and (2) additional Notes (the “Additional Notes”) in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture), in each case upon a written order of the Issuers in the form of a certificate of an Officer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the Authentication Order shall be accompanied by an Opinion of Counsel to the Trustee.

All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture; provided that, if any Additional Notes subsequently issued after the final settlement date of the Exchange Offers and Consent Solicitations are not fungible for U.S. federal income tax purposes with any Notes previously issued, such Additional Notes shall have a separate CUSIP number but shall otherwise be treated as a single class with all other Notes issued under this Indenture. The Additional Notes shall bear any legend required by applicable law.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

The Notes shall be issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

Section 2.03. Registrar and Paying Agent. The Issuers shall maintain or cause to be maintained an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture (other than notices and demands of the type contemplated by Section 14.09 of this Indenture) may be served. The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of the obligation to maintain or cause to be maintained an office or agency for such purposes. The Issuers may act as Registrar or Paying Agent, except that for the purposes of Articles 3 and 9 and Section 4.07, neither the Issuers nor any Affiliate of the Issuers shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers, upon written notice to the Trustee, may have one or more co-registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional Paying Agent. The Issuers initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.04. Paying Agent To Hold Assets in Trust. The Issuers shall require each Paying Agent other than the Trustee or the Issuers or any Subsidiary to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06. Transfer and Exchange. Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other tax and governmental or other fees payable in connection therewith.

Without the prior written consent of the Issuers, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before a selection of Notes to be redeemed and ending at the close of business on the day of such selection, (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date. Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

Section 2.08. Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

Section 2.11. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or an Affiliate thereof), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuers or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 7.01(a) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

Section 2.13. CUSIP and ISIN Numbers. The Issuers in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, the Trustee shall have no liability for any defect in the CUSIP number as they appear on any Notes, notice or elsewhere, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.14. Deposit of Moneys. Subject to Section 2 of the Notes, prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and the Net Proceeds Payment Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, as the case may be.

Section 2.15. Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable. Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuers that it is unwilling or unable to act as Depository for any Global Note or has ceased to be a clearing agency registered under the Exchange Act and, in each case, the Issuers so notify the Trustee in writing and a successor Depository is not appointed by the Issuers within 90 days of such notice, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Notes in the form of Physical Notes under this Indenture (provided that the Temporary Regulation S Global Note may not be exchanged pursuant to this clause (b) prior to the expiration of the Distribution Compliance Period and the receipt of the certificate specified in Section 2.16(c)(i)), or (iii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred or exchanged.

(d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuers shall execute and (ii) the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16. Special Transfer and Exchange Provisions.

(a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer or exchange of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

(i) the Registrar shall register the transfer or exchange of any Restricted Security, whether or not such Note bears the Private Placement Legend, if the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications as may be reasonably required by the Trustee and the Issuers;

(ii) if the proposed transferee is a Participant and the Notes to be transferred or exchanged consist of Physical Notes which after transfer or exchange are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications required by the Issuers), the Registrar shall register the transfer or exchange and reflect on its books and records the date and direct the Depository to increase the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred or exchanged, and the Registrar shall cancel the Physical Notes so transferred or exchanged; and

(iii) if the proposed transferor is a Participant seeking to transfer or exchange an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer or exchange and reflect on its books and records the date and (A) direct the Depository to decrease the principal amount of the Global Note from which such interests are to be transferred or exchanged in an amount equal to the principal amount of the Notes to be transferred or exchanged and (B) direct the Depository to increase the principal amount of the IAI Global Note in an amount equal to the principal amount of the interest to be transferred or exchanged.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer or exchange of a Restricted Security to a QIB:

(i)   the Registrar shall register the transfer or exchange of any Restricted Security, whether or not such Note bears the Private Placement Legend, if such transfer or exchange is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)   if the proposed transferee is a Participant and the Notes to be transferred or exchanged consist of Physical Notes which after transfer or exchange are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Notes and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer or exchange and reflect on its book and records the date and direct the Depository to increase the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred or exchanged, and the Registrar shall cancel the Physical Notes so transferred or exchanged; and

(iii)   if the proposed transferor is a Participant seeking to transfer or exchange an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer or exchange and reflect on its books and records the date and (A) direct the Depository to decrease the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred or exchanged and (B) direct the Depository to increase the principal amount of the 144A Global Note in an amount equal to the principal amount of the interest to be transferred or exchanged.

(c)   Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer or exchange of interests in the Temporary Regulation S Global Note:

(i)   the Registrar shall register the transfer or exchange of an interest in the Temporary Regulation S Global Note, whether or not such Global Note bears the Private Placement Legend, if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E stating, among other things, that the proposed transferee is a Non-U.S. Person; and

(ii)   if the proposed transferee is a Participant, upon receipt by the Registrar of the documents referred to in clause (i) above, if required, and instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and amount of such transfer or exchange of an interest in the Temporary Regulation S Global Note.

(d)   Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer or exchange of a Restricted Security to a Non-U.S. Person under Regulation S:

(i)   the Registrar shall register any proposed transfer or exchange of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Issuers may reasonably require; and

(ii)   (A) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred or exchanged consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and direct the Depository to decrease the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or exchanged or cancel the Physical Notes to be transferred or exchanged, and (B) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and direct the Depository to increase the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the interest in the Rule 144A Global Note, interest in the IAI Global Note or the principal amount of the Physical Notes, as the case may be, to be transferred or exchanged.

(e)   Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Notes are delivered in connection with an exchange pursuant to Section 2.17 hereof, or (ii) such Note has been offered and sold pursuant to an effective registration statement under the Securities Act, and in each of clauses (i) and (ii), there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(g)   General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including, without limitation, any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository. The Trustee may treat and consider the person in whose name each security is registered in the registration books as the holder and absolute owner of such security for all purposes whatsoever (or may list out various purposes, such as for the purpose of payment of principal, premium, if any, and interest with respect to such security, for the purpose of giving notices of redemption or tender and other matters with respect to such security, for the purpose of registering transfers with respect to such security, and for all purposes whatsoever).

(h)   Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 2.17. Automatic Exchange. Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may, at its option, determine that beneficial interests in a Global Note that is a Restricted Security shall be automatically exchanged into beneficial interests in an Global Note that is not a Restricted Security without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to any Note issued on the Issue Date, the later of (x) the Issue Date and (y) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or of any other Global Note with the same CUSIP number) or (2) with respect to any Additional Note, if any, the later of (x) the issue date of such Additional Note and (y) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or of any other Global Note with the same CUSIP number), or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act, if the Company elects, at its option, that an Automatic Exchange will take place, it shall (A) provide prior written notice (the “Automatic Exchange Notice”) to each Holder (with a copy to the Trustee) at such Holder’s address appearing in the Note register at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (I) the Automatic Exchange Date, (II) the Section of this Indenture pursuant to which the Automatic Exchange shall occur, (III) the CUSIP number of the Global Note that is a Restricted Security from which such Holder’s beneficial interests will be transferred and (IV) the CUSIP number of the Global Note into which such Holder’s beneficial interests will be transferred, and (C) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Global Notes without the Private Placement Legend, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Restricted Securities to be exchanged. Notwithstanding anything to the contrary in Section 2.16, during the 10-day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.17 shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and Opinion of Counsel to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Global Note that is a Restricted Security is to be transferred to the particular Global Note that is not a Restricted Security by adjustment made on the records of the Trustee, as custodian for the Depository to reflect the Automatic Exchange. The Company may request from Holders such information as it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.17, the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a Restricted Security from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.18. Notes Held by Affiliates. Notwithstanding anything to the contrary in Section 2.16, unless otherwise permitted by the Company, any Note or interest therein (i) that has been transferred to an Affiliate of the Issuers, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Issuers or any Affiliate of the Issuers was an owner of such Note, in each case, be in the form of either (A) a Global Note that is a Restricted Security bearing the Affiliate Legend and a restricted CUSIP number different from the CUSIP number borne by any other Global Note (an “Affiliate Global Note”) or a Physical Note bearing the Private Placement Legend and the Affiliate Legend and, in each case, shall be subject to the restrictions in Section 2.16 and this Section 2.18.

Any Person who is not an Affiliate of the Issuer but who acquired such beneficial interest or Physical Note from an Affiliate of the Issuer and who wishes to (1) exchange such beneficial interest or Physical Note for a beneficial interest in a Global Note that is not an Affiliate Global Note or that is a Physical Note not bearing the Affiliate Legend, as the case may be, or (2) transfer such beneficial interest or Physical Note to a Person who takes delivery in the form of a Global Note that is not an Affiliate Global Note or that is a Physical Note not bearing the Affiliate Legend shall, in addition to complying with any other applicable requirements of Section 2.16 and this Section 2.18, deliver to the Company and the Registrar such certifications and other documentation as the Company and the Registrar may request to the effect that such exchange or transfer is in compliance with the Securities Act, that the transferee shall receive freely tradable securities pursuant to Rule 144 or other applicable provisions of the Securities Act or the rules and regulations thereunder or as to such other matters as the Company or the Registrar may reasonably request.

If the Company or the Registrar so requests, any Affiliate of the Issuers that wishes to transfer or exchange a Note or a beneficial interest therein shall deliver such documentation as the Company or the Registrar may request to the effect that such transfer or exchange is in compliance with the Securities Act or as to such other matters as the Company or the Registrar may reasonably request.

The Registrar shall retain copies of all letters, notices, Opinions of Counsel, certificates or other written communications received pursuant to this Section 2.18. The Company shall have the right to inspect and make copies of all such letters, notices, Opinions of Counsel, certificates or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Registrar.

Section 2.19. Open Market Purchases. The Issuers may at any time and from time to time purchase the Notes in the open market or otherwise.

Article 3
Redemption

Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Sections 5 and 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Trustee at least 15 days (unless the Trustee consents to a shorter period) prior to the date such notice of redemption is to be sent to Holders, together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

Section 3.02. Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 5 of the Notes, selection of the Notes to be redeemed will be made in accordance with the procedures of the Depository; provided that no Notes of less than US$2,000 in original principal amount shall be redeemed in part.

Section 3.03. Notice of Redemption. Except as otherwise provided in Section 5 or 6 of the Notes, at least 10 days but not more than 60 days before a Redemption Date, the Company shall deliver a notice of redemption electronically or by first class mail (or otherwise in accordance with applicable procedures of the Depository), postage prepaid (or in the case of Notes held in book-entry form, by electronic transmission), to each Holder (with copy to the Trustee) whose Notes (or in the case of Global Notes, by electronic submission to the Depository) are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 9.01 may be more than 60 days before such Redemption Date). At the Company’s written request, the Trustee shall forward the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company shall have prepared and provided to the Trustee the form of such notice, in each case on a timely basis. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(a)   the Redemption Date;

(b)   the Redemption Price, or the appropriate calculation thereof, and the amount of accrued interest, if any, to be paid; provided that if the notice does not include the Redemption Price, the actual Redemption Price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date;

(c)   the name and address of the Paying Agent;

(d)   that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(e)   that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(f) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(g)   if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)   the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed; and

(i) if applicable, any condition to such redemption.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date shall be set by the Company in accordance with applicable procedures of the Depository, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

The Company shall calculate the redemption price in connection with any redemption, and the Trustee shall have no duty to calculate or verify any such calculation.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (plus accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Company shall have not complied with its obligations pursuant to Section 3.05.

Section 3.05. Deposit of Redemption Price. On or before 11:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent, U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

Article 4
Covenants of the Company

Section 4.01. Payment of Notes. The Issuers shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date, by 11:00 a.m. New York City time, U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuers shall pay interest on overdue principal (including, without limitation, post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

Section 4.02. Maintenance of Office or Agency. The Issuers shall maintain the office or agency required under Section 2.03 (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar). The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of Regions Bank as such office of the Company in accordance with Section 2.03.

Section 4.03. Corporate Existence. Except as otherwise permitted by Article 6, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the material rights (charter and statutory) and material franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Significant Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, or that the loss thereof is not adverse in any material respect to the Holders of the Notes; and provided, further, that this Section does not prohibit any transaction otherwise permitted by Section 6.01.

Section 4.04. Payment of Taxes. The Company shall, and shall cause each of its Significant Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Significant Subsidiaries or upon the income, profits or property of the Company or any of its Significant Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of the Company or any of its Significant Subsidiaries; provided, however, that the Company and its Significant Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made or (y) where the failure to do so is not adverse in any material respect the Holders of the Notes.

Section 4.05. Compliance Certificate; Notice of Default.

(a)   The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year, commencing with the fiscal year ending December 25, 2022, an Officer’s Certificate stating that a review of the activities of the Issuers and the Guarantors has been made under the supervision of the signing Officer with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations and all conditions and covenants under this Indenture and further stating, as to such Officer signing such certificate, that to the best of such Officer’s knowledge, the Issuers and the Guarantors during such preceding fiscal year have kept, observed, performed and fulfilled each and every such condition and covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Company is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes the fiscal year end.

(b)   The Company shall deliver to the Trustee promptly and in any event within ten Business Days after the Company becomes aware of the occurrence of any Default an Officer’s Certificate specifying the Default, its status and what action, if any, the Company or, prior to the Fall-Away Event, Parent, is taking or proposes to take with respect thereto.

Section 4.06. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Company or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Change of Control.

(a)   Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Issuers to repurchase all or any part of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of those Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”).

(b)   Within 30 days following any Change of Control Triggering Event, unless the Issuers have delivered a redemption notice with respect to all the outstanding Notes in accordance with Section 5 of the Notes, the Company shall deliver a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to purchase the Notes on a specified date (the “Change of Control Offer”), which date shall be a Business Day no earlier than 30 days nor later than 60 days from the date the notice is delivered (the “Change of Control Payment Date”).

(c)   Upon the commencement of a Change of Control Offer, the Issuers shall send, by first class mail or electronic transmission, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Change of Control Offer. Any Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

(i)   that the Change of Control Offer is being made pursuant to this Section 4.07;

(ii)   the Change of Control Payment Date;

(iii)   that any Notes not tendered or accepted for payment shall continue to accrue interest;

(iv)   that, unless the Issuers default in making such payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on an after the Change of Control Payment Date;

(v)   that Holders electing to have any Notes purchased pursuant to any Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depository, if appointed by the Company, or the Paying Agent, at the address specified in the notice at least three days before the Change of Control Payment Date;

(vi)   that Holders shall be entitled to withdraw their election if the Issuers, the Depository or the Paying Agent, as the case may be, receive, not later than the Change of Control Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased (or in accordance with the applicable procedures of the Depository); and

(vii)   that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

(d)   On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(i)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(ii)   deliver or cause to be delivered to the Trustee or Paying Agent, on its behalf, the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of the Notes being tendered and purchased by the Issuers.

(e)   The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for those Notes, and the Trustee shall promptly authenticate and deliver, or cause to be transferred by book-entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note shall be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof.

(f) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party offers to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer by the Issuers and that third party purchases all Notes validly tendered to it in response to that offer. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g)   The Issuers shall cause the Change of Control Offer to remain open for at least 20 Business Days or for such longer period as may be required by law. The Issuers shall comply, and shall cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Issuers will not be deemed to have breached their obligations under this Section 4.07 by virtue of complying with such laws or regulations.

Section 4.08. Limitation on Liens.

(a)   The Company shall not, and shall not permit any Significant Subsidiary that guarantees the Notes to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its Principal Property, whether owned at the Issue Date or thereafter acquired, unless it has made or shall make effective provision whereby the Notes or the applicable Guarantee shall be secured by a Lien on such Principal Property equally and ratably with (or prior to) all other Debt of the Company or any Significant Subsidiary that guarantees the Notes secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such Principal Property securing the Debt shall be subordinated and junior to the Lien securing the Notes or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the Notes or the Guarantees.

(b)   For purposes of determining compliance with this Section 4.08:

(i)   a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) as defined hereof or pursuant to Section 4.08(a) but may be permitted in part under any combination thereof; and

(ii)   in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) as described in the definition of “Permitted Liens” or pursuant to Section 4.08(a), the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this Section 4.08(a) and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) as described in the definition of “Permitted Liens” or pursuant to Section 4.08(a) and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.08(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other clause or paragraph.

(c)   With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt.”

Section 4.09. Limitations on Sale and Leaseback Transactions.

(a)   The Company shall not, and shall not permit any Significant Subsidiary that guarantees the Notes to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either:

(i)   the Company or such Significant Subsidiary would be entitled pursuant to the provisions described above under Section 4.08 to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(ii)   within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with the Notes or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary.

This restriction will not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries.

Section 4.10. Guarantees of Debt by Restricted Subsidiaries. The Company shall cause any of its Domestic Restricted Subsidiaries that are wholly-owned and that guarantee the Company’s obligations under the Term Loan Credit Agreement that is not a Subsidiary Guarantor or a special purpose Restricted Subsidiary formed in connection with a Receivables Facility to guarantee payment of the Issuers’ obligations under this Indenture and the Notes by causing such Domestic Restricted Subsidiary within 30 days to:

(a)   execute and deliver a supplemental indenture providing for a Guarantee of payment of the Issuers’ obligations under this Indenture and the Notes by such Domestic Restricted Subsidiary, except that if such Debt is by its express terms subordinated in right of payment to the Notes, any such Guarantee of such Domestic Restricted Subsidiary with respect to such Debt shall be subordinated in right of payment to such Domestic Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Debt is subordinated to the Notes; and

(b)   deliver to the Trustee an Opinion of Counsel to the effect that

(i)   such supplemental indenture has been duly executed and authorized; and

(ii)   such supplemental indenture constitutes an enforceable obligation of such Domestic Restricted Subsidiary (subject to customary exceptions and limitations), except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided, however, that the foregoing provisions of this Section 4.10 shall not be applicable to any guarantee of any Domestic Restricted Subsidiary if the Company has reasonably determined that such guarantee would result in or create a material risk of tax or other liability.

Section 4.11. Reports of the Company.

(a)   Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and the Holders of Notes with the following:

(i)   within 90 days following the end of each fiscal year of the Company, its annual audited consolidated financial statements prepared in accordance with GAAP;

(ii)   within 45 days following the end of each fiscal quarter (other than the last fiscal quarter of its fiscal year) of the Company, its unaudited quarterly financial statements prepared in accordance with GAAP; and

(iii)   simultaneously with the delivery of the financial statements referred to in clauses (i) and (ii) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

provided, however, that reports and information provided pursuant to Section 4.11(a)(i), (ii) and (iii) shall not be required to be accompanied by any exhibits or financial statements other than those financial statements explicitly required pursuant to Section 4.11(a)(i) and (ii).

(b)   At any time that the Unrestricted Subsidiaries of the Company, taken as a whole, account for more than 20% of the Consolidated EBITDA (calculated for the Company and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of the Company and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by Section 4.11(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)   In addition, for so long as any Notes are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (i) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which Holders of Notes, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the Notes (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs and the information required in Section 5.01 (the “Required Information”) is posted; or (ii) distribute via electronic mail the Required Information to beneficial owners of the Notes and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the reports described in Section 4.11(a)(i), (ii), or (iii) on the Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The Company shall either ensure the Trustee has access to such reports and any other Required Information on the website, or provide Trustee copies of such reports and any other Required Information. The Trustee shall have no responsibility whatsoever to determine whether any reports or Required Information have been posted to or filed on any website.

(d)   In addition, for so long as any Notes are outstanding, the Company shall also:

(i)   within 15 business days after providing the Trustee and the Holders with the annual and quarterly information required pursuant to Section 4.11(a)(i) and (ii), hold a conference call for Permitted Parties to discuss such reports and the results of operations for the relevant reporting period; and

(ii)   issue a press release to any U.S. nationally recognized wire service, post to the website mentioned in Section 4.11(a)(i) or employ other means commercially reasonably expected to reach Permitted Parties no fewer than three business days prior to the date of the conference call required to be held in accordance with Section 4.11(d)(i), announcing the time and date of such conference call and either including all information necessary to access the call or directing Permitted Parties to contact the appropriate Person at the Company to obtain such information.

(e)   The trustee shall have no duty to review or analyze reports delivered to it. Delivery of the above reports and the reports required by Section 5.01 to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ or any Guarantor’s compliance with any of their covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate of the Company) or any other agreement or document. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Issuers’ and Guarantors’ compliance or non-compliance with any covenants in the Indenture or Notes, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

(f) For so long as any Notes remain outstanding, the Issuers shall furnish to Holders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(g)   The Company’s obligations pursuant to this Section 4.11 may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (other than the Parent) (any such entity, a “Company Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(i)   the Company Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of the Company; and

(ii)   Company Reporting Entity makes the reports and financial information referred to in Section 4.11(a)(i) above available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in Section 4.11(a)(i) above, except that such reports and financial information may be with respect to Company Reporting Entity instead of the Company; provided that, if the Company Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the quarterly and annual financial statements of Company Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of Section 4.11(a) shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to noncompliance during any Reporting Suspension Period with the requirements of Section 4.11(a).

Section 4.12. Measuring Compliance.

(a)   With respect to:

(i)   whether any Lien is permitted to be Incurred in compliance with this Indenture ;

(ii)   any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(iii)   whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of the Company, any of its Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Stock or Preferred Stock (any such date, the “Transaction Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

(b)   For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing:

(i)   any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of this Indenture or the Notes;

(ii)   if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics;

(iii)   until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event; and

(iv)   Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under this Indenture.

Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

Article 5
Covenants of Parent

Section 5.01. Reports of Parent.

(a)   Prior to the Fall-Away Event, Parent shall make available to the Trustee and the Holders of Notes with the following:

(i)   within 120 days after the end of each fiscal year of Parent, annual audited consolidated financial statements in English of Parent, prepared in accordance with IFRS and accompanied by an opinion of independent public accountants; and

(ii)   within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, quarterly unaudited consolidated financial statements in English of Parent prepared in accordance with IFRS.

(b)   At any time that the Unrestricted Subsidiaries of Parent, taken as a whole, account for at least 20% of the Consolidated EBITDA (calculated for Parent and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of Parent and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by Section 5.01(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent.

(c)   The trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for Parent’s compliance or noncompliance with any covenants in this Indenture or Notes, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

(d)   Parent’s obligations pursuant to this Section 5.01 may, at Parent’s option, be suspended and instead provided by any direct or indirect parent of Parent (any such entity, a “Parent Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(i)   Parent Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of Parent; and

(ii)   Parent Reporting Entity makes the reports and financial information referred to in Section 5.01(a) available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in Section 5.01(a), except that such reports and financial information may be with respect to Parent Reporting Entity instead of Parent; provided that, if the Parent Reporting Entity has material operating assets (other than Parent and its Subsidiaries), the quarterly and annual financial statements of Parent Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Parent Reporting Entity (any period during which the reporting obligations pursuant Section 5.01(a) are suspended pursuant to this clause being referred to herein as a “Parent Reporting Suspension Period”). The requirements of Section 5.01(a) above shall resume as of the end of any Parent Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to noncompliance during any Parent Reporting Suspension Period with the requirements of Section 5.01(a).

Article 6
Successor Corporation

Section 6.01. Mergers, Consolidations, Etc.

(a)   The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to, another Person unless:

(i)   either

(A)   the Company is the Surviving Person; or

(B)   the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, shall be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay such Additional Amounts as set forth under Section 11.04 (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, JBS USA Finance or JBS USA Food shall be a co-obligor on the Notes or the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co-obligor on the Notes;

(ii)   such Surviving Person, if other than the Company, assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)   no Event of Default shall have occurred and be continuing; and

(iv)   the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding this Section 6.01(a),

(A)   any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(B)   the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits.

In the event of any transaction (other than a lease) referred to in and complying with the conditions listed in Section 6.01(a)(i) in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, that Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company shall be discharged from its obligations under this Indenture and the Notes.

Article 7
Default and Remedies

Section 7.01. Events of Default. Each of the following is an “Event of Default”:

(a)   the failure to pay interest on the Notes when that interest becomes due and payable and the Default continues for 30 days;

(b)   the failure to pay principal of or premium, if any, on the Notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

(c)   the failure to comply with Section 6.01;

(d)   failure by any Parent Guarantor, the Issuers or any Restricted Subsidiary of the Company to observe or perform (a) the provisions described under Section 4.11 and Section 5.01, which failure is continuing for a period of 90 days (and may be cured by filing, furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b)any other covenant or agreement contained in the Notes or this Indenture, which failure continues for a period of 60 days after the Company receives a written notice specifying the Default from the Trustee or Holders of at least 30% in outstanding aggregate principal amount of Notes;

(e)   Debt of an Issuer or any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of the Parent is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds US$125.0 million;

(f) failure by the Company, any Significant Subsidiary of the Company or, prior to the Fall-Away Event, Parent or any of its Significant Subsidiaries (other than the Company or any of its Significant Subsidiaries) to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of US$125.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non-appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(g)   an Issuer or any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of Parent (other than the Company or any of its Significant Subsidiaries), pursuant to or within the meaning of any Bankruptcy Law:

(i)   commences a voluntary case,

(ii)   consents to the entry of an order for relief against it in an involuntary case,

(iii)   consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(iv)   makes a general assignment for the benefit of its creditors;

(v)   or takes any comparable action under foreign laws relating to insolvency;

(h)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)   is for relief against an Issuer or any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of Parent (other than the Company or any of its Significant Subsidiaries), as debtor in an involuntary case,

(ii)   appoints a Custodian of an Issuer or any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of Parent (other than the Company or any of its Significant Subsidiaries), or

(iii)   orders the liquidation of an Issuer or any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of Parent (other than the Company or any of its Significant Subsidiaries),

(iv)   or any similar relief is granted under any foreign laws, or takes any comparable action under any foreign law relating to insolvency; and the order, decree or similar relief remains unstayed and in effect for 60 days; or

(i) any Guarantee of a Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor ceases to be in full force and effect, or is declared to be null and void and unenforceable by a judicial determination, or is found to be invalid by a judicial determination, any Guarantor that is a Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor denies (in writing) its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

Section 7.02. Acceleration.

(a)   If any Event of Default (other than those of the type in clause (g) or (h) of Section 7.01 with respect to the Company or, prior to the Fall-Away Event, Parent) occurs and is continuing, the Trustee or the Holders of at least 30% in outstanding aggregate principal amount of then outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

(b)   If an Event of Default of the type referred to in clause (g) or (h) of Section 7.01 relating to the Company or, prior to the Fall-Away Event, Parent occurs and is continuing, then such amount with respect to all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

(c)   Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind any acceleration and its consequences with respect to the Notes; provided (i) such rescission would not conflict with any judgment of a court of competent jurisdiction and (ii) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel have been paid.

(d)   The trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless a written notice of default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture and states that it is a notice of default.

(e)   In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (e) of Section 7.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (e) of Section 7.01 shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(f) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action. Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.11 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 7.03. Other Remedies. If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 7.04. Waiver of Past Defaults. Subject to Sections 2.09, 7.07 and 10.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default and its consequences (including any resulting non-payment Default or Event of Default), except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on, any Note held by a non-consenting Holder that did not result from a non-payment Default or Event of Default. The Company shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

Section 7.05. Control by Majority. The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 8.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee has no duty to determine if any directed action is prejudicial to any Holder), or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against any loss or expense caused by taking such action or following such direction.

Section 7.06. Limitation on Suits. No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(a)   has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(b)   has been offered indemnity satisfactory to it in its reasonable judgment; and

(c)   has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee has no duty to determine whether any direction is unduly prejudicial to any Holder of a Note).

Section 7.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 7.08. Collection Suit by Trustee. If a Default in payment of principal or interest specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

Section 7.10. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 8.07;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Article 8
Trustee

Section 8.01. Duties of Trustee.

(a)   If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use or exercise the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)   Except during the continuance of a Default:

(i)   The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(ii)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)   Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)   This paragraph does not limit the effect of Section 8.01(b).

(ii)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)   The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

(d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not assured to it.

(e)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 8.01 and Section 8.02.

(f) The Trustee shall not be liable for the investment of or for interest on any money received by it or for any loss which may result from any investment or sale of investment, except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)   In the absence of negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 8.02. Rights of Trustee. Subject to Section 8.01:

(a)   The Trustee may rely conclusively on any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, judgment, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 14.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)   The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers.

(h)   The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j) Except with respect to Sections 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4; provided that, in the case of Section 4.05, the Trustee may rely upon the Officer’s Certificates described in that section. In addition, the Trustee shall not be deemed to have any notice of or knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture states that it is a “Notice of Default”.

(k)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent appointed hereunder and to each agent, custodian and other Person employed to act hereunder.

(l) Notwithstanding any provision in this Indenture to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, epidemics, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, or the unavailability of the federal Reserve Bank wire or telex or other wire communication facility and other causes beyond its control whether or not of the same class or kind as specifically named above.

(m) The Trustee may at any time request that any of the Issuers and/or Guarantors deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(n)   In no event shall the Trustee be responsible or liable for special, indirect, incidental, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)   Any action to be taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes, and upon Notes executed and delivered in exchange therefor or in place thereof.

(p)   Under no circumstances shall the Trustee be liable, in its individual capacity or in any capacity hereunder, for the obligations evidenced by the Notes.

(q)   The Issuers will be responsible for making calculations called for under the Notes, including, but not limited to, determination of redemption price, premium, if any, and any other amounts payable on the Notes. The Issuers will make the calculations in good faith and, absent manifest error, their calculations will be final and binding on the Holders of the Notes. The Issuers will provide a schedule of their calculations to the Trustee, upon request, when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Issuers as to the payment of any taxes or assessments, or to require any such payment to be made.

Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

Section 8.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes (including, without limitation, the Offering Memorandum) or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or the Notes.

Section 8.05. Notice of Default. If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 30 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer, or a Default in complying with the provisions of Article 6, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 8.06. Reports by Trustee to Holders. Within 60 days after each April 1, beginning with April 1, 2020, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with each securities exchange, if any, on which the Notes are listed.

The Issuers shall notify the Trustee in writing if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).

Section 8.07. Compensation and Indemnity. Each of the Issuers and the Guarantors shall, jointly and severally, pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including, without limitation, reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

Each of the Issuers and the Guarantors shall, jointly and severally, indemnify each of the Trustee and any predecessor Trustee and each of its officers, directors, employees or agents for, and hold them harmless from and against, any and all loss, damage, claims (whether involving the Issuers, Guarantors, Holders or any other Person) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by it except for such actions to the extent caused by any negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable order), arising out of or in connection with the acceptance or administration of this trust or exercise of its rights, powers or duties (including the reasonable fees and expenses of counsel) including, without limitation, the reasonable costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder (including, without limitation, the costs and expenses of enforcing this Section 8.07 or any provision under this Indenture). The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend such claim and the Trustee shall provide reasonable cooperation in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their written consent (which consent shall not be unreasonably withheld)]. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct which shall have been determined by a court of competent jurisdiction in a final and nonappealable order.

To secure the Issuers’ payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 7.01(g) or (h) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 8.07 shall survive the satisfaction and discharge of this Indenture, payment of the Notes, resignation or removal of the Trustee or the appointment of a successor Trustee.

Section 8.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee upon 30 days’ prior notice in writing and may appoint a successor Trustee. The Issuers may remove the Trustee if:

(a)   the Trustee fails to comply with Section 8.10;

(b)   the Trustee is adjudged a bankrupt or an insolvent;

(c)   a receiver or other public officer takes charge of the Trustee or its property; or

(d)   the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 8.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuers.

If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuers’ obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article 8.

Section 8.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least US$150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuers and any other obligor of the Notes.

Section 8.11. Preferential Collection of Claims Against the Issuers. The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

Article 9
Discharge of Indenture; Defeasance

Section 9.01. Satisfaction and Discharge. The Company may discharge this Indenture such that it shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes as to all outstanding Notes and the rights and indemnities of the Trustee when:

(a)   either

(i)   all the Notes previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)   all Notes not previously delivered to the Trustee for cancellation

(A)   have become due and payable, or

(B)   shall become due and payable at their maturity within one year, or

(C)   are to be called for redemption within one year under arrangements satisfactory to the Trustee,

and in the case of (ii)(A), (B) or (C), the Company has deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Legal Tender, non-callable U.S. Government Securities, or a combination of such cash and non-callable U.S. Government Securities, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Maturity Date or Redemption Date, as the case may be;

(b)   the Company has paid or caused to be paid all other sums payable by the Issuers under this Indenture; and

(c)   the Company delivers to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 9.02. Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option and at any time, elect to terminate all of the Issuer’s and the Guarantors’ obligations with respect to the then outstanding Notes, the Guarantees and this Indenture (“legal defeasance”), except for:

(i)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest on those Notes when these payments are due from the defeasance trust referred to below;

(ii)   the Issuers’ obligations with respect to the issuance of temporary Notes, the registration of Notes, the status of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)   the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Issuers’ obligations in connection with those rights, powers, trusts, duties, indemnities and immunities; and

(iv)   the Issuers’ obligations under the defeasance provisions contained in this Indenture.

(b)   In addition, the Company may, at its option and at any time, elect to release the Issuer’s and the Guarantors’ obligations under any covenant described in Section 4.05 and Sections 4.07 through 4.12 (“covenant defeasance”) and thereafter any failure by the Company or its Restricted Subsidiaries or Parent and its Restricted Subsidiaries to comply with such Sections shall not constitute a Default or an Event of Default with respect to the Notes. Moreover, in the event the Company elects to exercise covenant defeasance, nearly all of the events, other than non-payment, described under Section 7.01 will no longer constitute Events of Default with respect to the Notes.

(c)   If the Company exercises legal defeasance, payment of the Notes may not be accelerated as a result of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (c) (with respect to any entity other than the Company), (d), (e), (f), (g) (with respect only to Significant Subsidiaries, (h) (with respect only to Significant Subsidiaries) or (i) in Section 7.01.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of covenant defeasance.

Section 9.03. Conditions to Legal Defeasance or Covenant Defeasance. In order to exercise either legal defeasance or covenant defeasance:

(a)   the Company must irrevocably deposit with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders, cash in U.S. Legal Tender, non-callable U.S. Government Securities or a combination of cash and non-callable U.S. Government Securities, sufficient to pay the principal, premium, if any, and interest on the outstanding Notes on the Maturity Date or on an available Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to the Maturity Date or to that Redemption Date;

(b)   in the case of legal defeasance only, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(i)   the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(ii)   since the Issue Date, there has been a change in the applicable federal income tax law, and

(iii)   based on the ruling obtained under clause (i) or the change in tax law referred to under clause (ii), the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

(c)   in the case of covenant defeasance only, the Company must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

(d)   no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt, and, in each case the granting of Liens in connection therewith) with respect to the Notes shall have occurred and be continuing on the date of such deposit;

(e)   in the case of legal defeasance only, the legal defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f) in the case of legal defeasance only, the Company must deliver to the Trustee an Opinion of Counsel, subject to customary exceptions and assumptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(g)   the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(h)   the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a legal defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable on the Maturity Date within one year or (iii) as to which a redemption notice has been given calling the Notes for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 9.04. Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Securities deposited with it pursuant to this Article 9, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Securities in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Securities, except as it may agree in writing with the Issuers.

The Issuers shall pay and indemnify and hold harmless the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Securities deposited pursuant to Section 9.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ written request any U.S. Legal Tender and U.S. Government Securities held by it as provided in Section 9.03 which, in the opinion of a firm of independent public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

Section 9.05. Repayment to the Issuers. Subject to applicable escheat laws, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense and written request of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining shall be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 9.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Securities in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Issuers’ obligations under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Securities in accordance with this Article 9; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Securities held by the Trustee or Paying Agent.

Article 10
Amendments, Supplements and Waivers

Section 10.01.  Without Consent of Holders. (a) The Company and the Trustee, together, may amend or supplement this Indenture, the Notes or any Guarantee without notice to or consent of any Holder to:

(i)   cure any ambiguity, omission, defect or inconsistency;

(ii)   provide for the assumption by a successor entity of the obligations of an Issuer under this Indenture;

(iii)   provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv)   add additional Guarantees or additional obligors with respect to the Notes;

(v)   secure the Notes;

(vi)   add to the covenants of the Issuers for the benefit of the Holders or surrender any right or power conferred upon the Issuers;

(vii)   make any other change that does not adversely affect the rights of any Holder in any material respect;

(viii)   comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act of 1939;

(ix)   provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(x)   conform the text of this Indenture, the Notes or any Guarantee to any provision of the Section entitled “Description of the New Notes” in the Offering Memorandum;

(xi)   provide for the Fall-Away Amendment or any other event or action required or permitted by this Indenture; or

(xii)   make any other change to provide for the registration of the Notes as provided by the Registration Rights Agreement.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 10.01.

Section 10.02.  With Consent of Holders.

(a)   Subject to Section 7.07, the Company and the Trustee, together, with the consent of the Holder or Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the notes), may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Sections 7.04 and 7.07, the Holder or Holders of a majority in principal amount of the Notes may waive compliance with any provision of this Indenture or the Notes without notice to any other Holders.

(b)   Notwithstanding Section 10.02(a), without the consent of each Holder of an outstanding Note affected, no amendment or waiver may:

(i)   reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)   reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

(iii)   reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase (other than with respect to the minimum notice period to Holders), or reduce the redemption or repurchase price for those Notes (except, in the case of repurchases, as would otherwise be permitted under clause (vii) of this Section 10.02(b));

(iv)   make any Note payable in money other than that stated in the Note and this Indenture;

(v)   impair the contractual right of any Holder to receive payment of principal, premium, interest on that Holder’s Notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such Holder’s Notes or any Guarantee;

(vi)   modify the provisions contained in this Indenture permitting Holders of a majority in principal amount of the Notes to waive a Default;

(vii)   after the Issuers’ obligation to purchase the Notes arises under this Indenture, amend, modify or change the obligation of the Issuers to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer; or

(viii)   make any change to or modify the ranking of any such Note or related Guarantee that would adversely affect the Holders of the Notes.

(c)   It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d)   A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(e)   After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03.  Compliance with the Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or any Guarantee shall comply with the Trust Indenture Act as then in effect.

Section 10.04.  Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate of the Company certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change referred to in any of clauses (i) through (viii) of Section 10.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 10.05.  Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06.  Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 10; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate of the Company each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 10 is authorized or permitted by this Indenture and, in the case of such opinion, that such amendment, supplement or waiver constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Officer’s Certificate and Opinion of Counsel shall be at the expense of the Issuers.

Article 11
Guarantee

Section 11.01.  Guarantee. Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all of the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Guarantor) under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06 or 11.07, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 9.02(a), 11.03, 11.06 and 11.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 7 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

Section 11.02.  [Reserved].

Section 11.03.  Limitation on Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal, state or foreign law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.04.  Additional Amounts.

(a)   All payments made by the Company or any Guarantor in respect of the Notes or the related Guarantees shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority of Brazil or Luxembourg or other jurisdiction in which the Company, such Guarantor or any paying agent of the Company or any Guarantor is organized or engaged in business for tax purposes (any of the aforementioned being a “Taxing Jurisdiction”), unless Taxes are required to be withheld or deducted by law or by the interpretation or administration thereof. If Taxes are required to be withheld or deducted by a Taxing Authority within any Taxing Jurisdiction, from any payment made by the Company or any Guarantor, as the case may be, then the Company or such Guarantor, as the case may be, shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction shall equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable with respect to:

(i)   any Tax imposed by the United States or by any political subdivision or Taxing Authority thereof or therein;

(ii)   any Taxes that would not have been so imposed, deducted or withheld but for the existence of any connection between the Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the relevant Taxing Jurisdiction), other than the mere receipt of such payment or the ownership or holding or enforcement of such Note;

(iii)   any estate, inheritance, gift, sales, value-added, excise, transfer or personal property Tax or similar Tax;

(iv)   any Taxes payable otherwise than by deduction or withholding from payments under or with respect to the Notes or the Guarantees;

(v)   any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of a Note or beneficial owner of any payment on the Guarantee of such Note had (A) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (B) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law, treaty, regulation, or official administrative practice of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, Holders at that time have been notified by such Guarantor or any other Person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(vi)   any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(vii)   any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(viii)   any Luxembourg registration duties (droit d’enregistrement) payable in the case of a voluntary registration of the Notes (and/or any document in relation therewith) by any holder or beneficial owner of such Notes with the Administration de l’Enregistrement des Domaines et de la TVA in Luxembourg, when such registration is not required to maintain, preserve or enforce the rights of that holder or beneficial owner under the Notes (and/or any document in relation therewith); or

(ix)   any combination of items (i) through (viii) above.

Notwithstanding any other provisions contained herein, each of the Issuers, any Guarantor or any other person making payments on behalf of the Issuers shall be entitled to deduct and withhold as required, and shall not be required to pay, any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of any Note pursuant to Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between either of the Issuers, any Guarantor or any other person and the United States or any jurisdiction implementing FATCA, or any law of any jurisdiction implementing an intergovernmental approach to FATCA.

(b)   Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 11.05.  Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture or on the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 11.06.  Release of Guarantees of a Subsidiary Guarantor. A Guarantee by a Subsidiary Guarantor of the Notes shall be automatically and unconditionally released and discharged upon:

(a)   (i) such Subsidiary Guarantor ceasing to constitute a Restricted Subsidiary of the Company in compliance with this Indenture, whether upon a sale, exchange, transfer or disposition of Capital Stock in such Subsidiary Guarantor (including by way of merger or consolidation) or the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, or (B) the sale or disposition in compliance with this Indenture of all or substantially all of the assets of such Subsidiary Guarantor;

(b)   such Subsidiary Guarantor ceasing to be a guarantor under the Term Loan Credit Agreement, except a discharge or release by or as a result of payment under such guarantee;

(c)   the exercise of the legal defeasance option or the covenant defeasance option under Section 9.02 or if the obligations of the Issuers under this Indenture are otherwise discharged in accordance with the terms of this Indenture; or

(d)   a release in accordance with Article 10;

Upon the release of any Guarantor in accordance with this Indenture, the Company shall deliver an Officer’s Certificate to the Trustee notifying the Trustee of the release and stating that such release complies with the terms of this Indenture.

Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to an Issuer or another Subsidiary Guarantor without limitation, or with other Persons upon the terms and conditions set forth in this Indenture.

The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Subsidiary Guarantor from its obligations under its Guarantee and this Indenture upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.06.

Section 11.07.  Release of Guarantees of Parent Guarantors and Fall-Away of Covenants of Parent.

(a)   The Guarantees by the Parent Guarantors shall be automatically and unconditionally released and discharged upon:

(i)   if, at any time, the Parent Guarantors shall cease to guarantee the Existing 2031 Notes for any reason, including, without limitation, as a result of the “Fall-Away Event” (as defined in the indenture governing the Existing 2031 Notes) or the full repayment, redemption or defeasance of the Existing 2031 Notes; or

(ii)   the exercise of the legal defeasance option or the covenant defeasance option under Section 9.02 or if the obligations of the Issuers under this Indenture are otherwise discharged in accordance with the terms of this Indenture.

(b)   Notwithstanding anything to the contrary in this Indenture, in the event that Guarantees of the Notes by the Parent Guarantors are automatically and unconditionally released and discharged upon the occurrence of any of the events described above, at the Company’s election, the Company may enter into a supplemental indenture (a “Fall-Away Amendment”) with the Trustee (without the consent of any Holders of Notes), which provides for the following (the “Fall-Away Event”):

(i)   unconditional release of the Parent Guarantors from their Guarantees;

(ii)   elimination of the covenants set forth under Section 5.01; and

(iii)   elimination of Events of Default arising under the following clauses of Section 7.01: (d) (with respect to breaches under Article 5), (e), (f), (g) and (h) (with respect to events and circumstances with respect to Parent and its Subsidiaries other than the Company and its Subsidiaries) and (i) (in its entirety), and delete references to Parent in Sections 7.02(a) and (b).

(c)   Concurrently upon delivery to the Trustee of an Officer’s Certificate of the Company and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the Fall-Away Event have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of the Parent Guarantors from their obligations under the Guarantees.

Section 11.08.  No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.09.  Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Article 12
Substitution of the Company as Issuer

Section 12.01.  Substitution of the Company as Issuer. Notwithstanding any other provision contained in this Indenture, the Company may, at its option and without the consent of any Holder of the Notes, be substituted (a “Substitution”) by (a) any direct or indirect parent of the Company or (b) any Subsidiary of the Company that owns, or after the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of this Indenture and the Notes and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied:

(i)   the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD);

(ii)   such Substituted Company, if not a Guarantor, delivers a Guarantee or becomes a co-issuer of the Notes pursuant to a supplemental indenture;

(iii)   immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing, and

(iv)   the Company delivers to the Trustee an Officer’s Certificate stating that such Substitution complies with this Indenture and that all conditions precedent in this Indenture relating to such Substitution have been satisfied.

After the Substitution, all references to the Company shall be deemed to refer to the Substituted Company if the Substitution is effectuated pursuant to clause (i) above, then the Company prior to the substitution shall become a Restricted Subsidiary.

Article 13
Release of JBS USA Food as an Issuer

Section 13.01.  Release of JBS USA Food as an Issuer. The Company may, at its option and without the consent of any Holder of the Notes, release JBS USA Food as an issuer for purposes of this Indenture and the Notes; provided, that the following conditions are satisfied:

(a)   concurrently with such release, the Company or a Restricted Subsidiary of the Company is an issuer of the Notes and such issuer is a corporation (or the equivalent);

(b)   JBS USA Food delivers a Guarantee of the Notes pursuant to a supplemental indenture; provided, that such Guarantee shall be subject to the release provisions set forth in Section 11.06;

(c)   immediately after giving effect to such release, on a pro forma basis, no Event of Default shall have occurred and be continuing;

(d)   JBS USA Food Company shall cease to be an issuer under each of the (a) Existing 2029 Notes, (b) Existing 2031 Notes and (c) Existing 2032 Notes, for any reason, including, without limitation, as a result of a consent solicitation, an exchange offer, the full repayment, redemption or defeasance thereof; and

(e)   the Company delivers to the Trustee an Officer’s Certificate stating that such release complies with this Indenture and that all conditions precedent in this Indenture relating to such release have been satisfied.

Article 14
Miscellaneous

Section 14.01.  Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

Section 14.02.  Notices. Any notices or other communications required or permitted hereunder shall be in English and in writing, and shall be sufficiently given if made by hand delivery, by internationally recognized overnight courier service or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuers or a Guarantor:

c/o JBS USA LUX S.A.
Attention: Chief Financial Officer
1770 Promontory Circle
Greeley, CO 80634

if to the Trustee:

Regions Bank
10245 Centurion Parkway, 2nd Floor
Jacksonville, FL 32256
Attention: Corporate Trust Services

Email: Craig.Kaye@Regions.com

Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee, shall be deemed to have been given or made upon actual receipt thereof.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice of any event to a Holder of a beneficial interest in a Global Note, such notice shall be sufficiently given if given to the Depository for such Note (or its designee) pursuant to the applicable procedures of such Depository, if any, prescribed for the giving of such notice, notwithstanding any reference to mailing of notices or any other provision of this Indenture.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such e-mail; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 14.03.  Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

Section 14.04.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)   an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers or the Guarantors, if applicable, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.05.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.05, shall include a statement to the following effect:

(a)   the Person making such certificate or opinion has read such covenants or condition precedent provided for in this Indenture relating to the proposed action;

(b)   describing the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)   in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants or conditions precedent have been complied with or satisfied; and

(d)   whether or not, in the opinion of each such Person, all conditions precedent or covenants have been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 14.06.  Rules by Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

Section 14.07.  Judgment Currency. The Issuers and the Guarantors, jointly and severally, agree to indemnify each of the Holders and the Trustee against any loss incurred by such Person as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (b) the rate of exchange at which such Holders or the Trustee is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Person. The foregoing indemnity shall constitute a separate and independent obligation of the Issuers and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 14.08.  Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period.

Section 14.09.  Governing Law; Submission to Jurisdiction; Waiver of Immunity.

(a)   This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. For the avoidance of doubt, the application of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, is excluded.

(b)   By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed JBS USA Food, with an office on the Issue Date at 1770 Promontory Circle, Greeley, Colorado 80634 (the “Authorized Agent”) (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Notes and any Guarantee that may be instituted in any federal or state court in The City of New York, Borough of Manhattan, State of New York or brought under federal or state securities laws, and acknowledges that the Authorized Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, (iii) irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of, forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction and (iv) agrees that service of process upon the Authorized Agent and written notice of said service to Parent in accordance with Section 14.02 shall be deemed in every respect effective service of process upon it, in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding; provided that the Company may and to the extent the Authorized Agent ceases to be able to be served on the basis contemplated herein shall, by written notice to the Trustee, designate such additional or alternative agent for service of process under this paragraph (c) that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is either (x) counsel for such Person or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

(c)   To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Luxembourg, any political subdivision thereof or any other jurisdiction of any country or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Indenture, the Notes and the Guarantees or actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity in respect of their obligations under the above-referenced documents, to the extent permitted by law.

Section 14.10.  Waiver of Jury Trial. ALL PARTIES HERETO AND EACH HOLDER (BY THEIR ACCEPTANCE OF THE NOTES) HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 14.11.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of Parent or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12.  No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, member, manager or stockholder, as such, of an Issuer or any Guarantor shall have any liability for any obligations of the Issuers or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Section 14.13.  Successors. All agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.14.  Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Indenture and of signature pages by PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by PDF shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as pro-vided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 14.15.  Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, the Notes or any Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 14.16.  English Language. This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications delivered or delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof.

Section 14.17.  U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. The terms of this Section 14.17 shall survive the satisfaction and discharge of this Indenture, payment of the Notes, resignation or removal of the Trustee or the appointment of a successor Trustee.

Section 14.18.  Entire Agreement. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

JBS USA LUX S.A.

By:	/s/ Diego Pirani
	Name:	Diego Pirani
	Title:	Authorized Signatory

JBS USA FOOD COMPANY

By:	/s/ Diego Pirani
	Name:	Diego Pirani
	Title:	Authorized Signatory

JBS USA FINANCE, INC.

By:	/s/ Diego Pirani
	Name:	Diego Pirani
	Title:	Authorized Signatory

JBS S.A.

By:	/s/ Jeremiah O’Callaghan
	Name:	Jeremiah O’Callaghan
	Title:	Officer

By:	/s/ Guilherme Calvacanti
	Name:	Guilherme Cavalcanti
	Title:	International Relations Officer

JBS Global Luxembourg S.à r.l.
société à responsabilité limitée
8-10 avenue de la Gare, L-1610
Luxembourg, Grand Duchy of Luxembourg
RCS B174209

By:	/s/ Diego Pirani
	Name:	Diego Pirani
	Title:	Authorized Signatory

JBS Holding Luxembourg S.à r.l.
société à responsabilité limitée
8-10 avenue de la Gare, L-1610
Luxembourg, Grand Duchy of Luxembourg
RCS B 195226

By:	/s/ Diego Pirani
	Name:	Diego Pirani
	Title:	Authorized Signatory

JBS USA Holding Lux S.à. r.l.

By:	/s/ Diego Pirani
	Name:	Diego Pirani
	Title:	Authorized Signatory

JBS Global Meat Holdings Pty. Limited

By:	/s/ Lucas Ebram
Name:	Lucas Ebram
Title”	Director

S&C RESALE COMPANY

SWIFT BEEF COMPANY

MILLER BROS. CO., INC.

SWIFT & COMPANY INTERNATIONAL

SALES CORPORATION

SWIFT PORK COMPANY

SWIFT BRANDS COMPANY

JBS GREEN BAY, INC.

JBS CARRIERS, INC.

JBS PLAINWELL, INC.

JBS PACKERLAND, INC.

JBS SOUDERTON, INC.

MOPAC OF VIRGINIA, INC.

JBS TOLLESON, INC.

CATTLE PRODUCTION SYSTEMS, INC.

SKIPPACK CREEK CORPORATION

JBS USA FOOD COMPANY HOLDINGS

JBS LIVE PORK, LLC

PLUMROSE HOLDINGS, INC.

PLUMROSE USA, INC.

By:	/s/ Diego Pirani
	Name:	Diego Pirani
	Title:	Secretary

REGIONS BANK, as Trustee

By:	/s/ Craig A. Kaye
	Name:	Craig A. Kaye
	Title:	Vice President

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

JBS USA LUX S.A.
JBS USA FOOD COMPANY
JBS USA FINANCE, INC.
3.625% Sustainability-Linked Senior Notes due 2032

CUSIP No. 46590X AT3 / L56608 AP4

ISIN No. US46590XAT37 / USL56608AP43

No. [●]	US$[●][1]

JBS USA LUX S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 8-10, avenue de la Gare, 1610 Luxembourg, and registered with the Luxembourg Registre de Commerce et des Sociétés under number B 203.443, JBS USA FOOD COMPANY, a Delaware corporation, and JBS USA FINANCE, INC., a Delaware corporation (the “Issuers”), for value received promise to pay to Cede & Co. or its registered assigns, the principal sum of [ ] [or such other amount as is provided in a schedule attached hereto][1] on January 15, 2032.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2023.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

[1]	Securities purchased pursuant to Rule 144A totaling US$[●] / Securities purchased pursuant to Regulation S totaling US$[●].

[2]	This language should be included only if the Note is issued in global form.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized Officer.

Dated:

JBS USA LUX S.A.

By:
Name:
Title:

JBS USA FOOD COMPANY

By:
Name:
Title:

JBS USA FINANCE, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 3.625% Sustainability-Linked Senior Notes due 2032 described in the within-mentioned Indenture.

Dated:

REGIONS BANK, as Trustee

By:
Authorized Signatory

(Reverse of Note)

3.625% Sustainability-Linked Senior Notes due 2032

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. JBS USA LUX S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 8-10, avenue de la Gare, 1610 Luxembourg, and registered with the Luxembourg Registre de Commerce et des Sociétés under number B 203.443 (the “Company”), JBS USA FOOD COMPANY, a Delaware corporation, and JBS USA FINANCE, INC., a Delaware corporation (together with the Company and JBS USA Food Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 2.500% per annum (the “Initial Rate of Interest”) from August 19, 2022 until maturity. The Issuers shall pay interest semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period (each an “Interest Payment Date”), commencing January 15, 2023.

Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2022. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

From and including January 15, 2027 (the “Interest Rate Step Up Date”), the interest rate payable on the Notes shall be increased by 25 basis points to a rate per annum of 3.875% (the “Subsequent Rate of Interest”) unless the Company has notified (the “Satisfaction Notice”) the Trustee at least 30 days prior to the Interest Rate Step Up Date (the “Notification Date”) that in respect of the year ended December 31, 2025: (i) the Sustainability Performance Target of the Parent has been satisfied; and (ii) the Sustainability Performance Target of the Parent has been confirmed by the External Verifier in accordance with its customary procedures. Subject to any clerical or administrative errors (including any delays resulting therefrom), if as of the Notification Date (x) the Company fails, or is unable, to provide the Satisfaction Notice, (y) the Sustainability Performance Target of the Parent has not been satisfied or (z) the External Verifier has not confirmed satisfaction of the Sustainability Performance Target of the Parent, the Subsequent Rate of Interest will apply for each interest period from, and including, the Interest Rate Step Up Date up to and including the Maturity Date. The Trustee shall be entitled to rely upon the Satisfaction Notice and shall have no duty to (i) calculate the Subsequent Rate of Interest or (ii) verify if the Sustainability Performance Target of the Parent has been satisfied or if the External Verifier has confirmed satisfaction of the Sustainability Performance Target of the Parent.

If a payment date is not a business day, payment may be made on the next succeeding day that is a business day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period.

SECTION 2. Method of Payment. The Issuers shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on January 1 and July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be issued in denominations of US$2,000 or an integral multiple of US$1,000 in excess thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose except that, at the option of the Issuers, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that for Holders of at least US$5.0 million in principal amount of the Notes that have given written wire transfer instructions to the Issuers and the Trustee at least ten Business Days prior to the applicable payment date, the Issuers shall make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts within the United States specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York shall be the office of the Trustee maintained for such purpose. Presentation of notes is required at maturity.

SECTION 3. Paying Agent and Registrar. Initially, Regions Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuers or any of their Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Issuers issued the Notes under an Indenture dated as of August 19, 2022 (“Indenture”) by and among the Issuers, the Guarantors and the Trustee, as amended or supplemented from time to time in accordance with the terms thereof. The terms of the Notes include those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. The Issuers or the Company may choose to redeem all or any portion of the Notes, at any time and from time to time prior to January 15, 2027, upon payment of a Redemption Price calculated by the Issuers equal to the greater of:

(a)       101% of the principal amount of the Notes to be redeemed; and

(b)       the present value at the Redemption Date of (1) the Redemption Price of the Notes to be redeemed at January 15, 2027 (based on (x) the Initial Rate of Interest if the Sustainability Performance Target of the Parent has been satisfied and the Sustainability Performance Target of the Parent has been confirmed by the External Verifier or (y) the Subsequent Rate of Interest if the Sustainability Performance Target of the Parent has not been satisfied and/or the Sustainability Performance Target of the Parent has not been confirmed by the External Verifier) plus (2) the remaining scheduled payments of interest (calculated using the Initial Rate of Interest) from the Redemption Date through January 15, 2027 (but excluding accrued and unpaid interest to but excluding the Redemption Date), computed using a discount rate equal to the Treasury Yield (determined on the second Business Day immediately preceding the Redemption Date) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). The Trustee shall have no obligation to calculate or verify any make-whole premium.

On and after January 15, 2027, the Issuers or the Company may redeem the Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage (if the Sustainability Performance Target of the Parent has been satisfied and the Sustainability Performance Target of the Parent has been confirmed by the External Verifier)	Percentage (if the Sustainability Performance Target of the Parent has not been satisfied and/or the Sustainability Performance Target of the Parent has not been confirmed by the External Verifier)
2027	101.813%	101.938%
2028	101.208%	101.292%
2029	100.604%	100.646%
2030 and thereafter	100.000%	100.000%

Prior to January 15, 2027, the Issuers or the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 103.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that (i) at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (ii) such redemption occurs within 120 days after the closing of such Equity Offering.

Any notice to the Holders of Notes of such a redemption must include the appropriate calculation of the Redemption Price, but need not include the Redemption Price itself. The actual Redemption Price must be set forth in an Officer’s Certificate of the Issuers or the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date.

In connection with any tender offer (including any Change of Control Offer made in accordance with the terms of the Indenture) for Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following such purchase date, to redeem or purchase all the Notes that remain outstanding following such purchase at a price equal to the price paid to the Holders in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption. The Company shall calculate the redemption price in connection with any redemption, and the Trustee shall have no duty to calculate or verify any such calculation.

SECTION 6. Tax Redemption. If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction (as defined in the Indenture) or any political subdivision or Taxing Authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the Issue Date of the Notes or, in the event there is a successor issuer or successor or additional guarantor on the Notes, on or after the date a successor assumes the obligations under the Notes or there is a successor or additional guarantor on the Notes, as the case may be, the Company, any Guarantor which is not formed or incorporated under the laws of the United States or any State of the United States or the District of Columbia (each, a “non-U.S. Guarantor”) or any successor issuer or successor or additional guarantor has or will become obligated to pay Additional Amounts as described under Section 11.04 of the Indenture in excess of the Additional Amounts the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor would be obligated to pay if payments were subject to withholding or deduction for Taxes imposed by Brazil or Luxembourg at a rate of 0% or, in the case of any successor issuer or successor or additional guarantor the withholding rate in effect at the time such person becomes a successor issuer or successor or additional guarantor (the “Minimum Withholding Level”), the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor may, at their or its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with any interest accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 10 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor would, but for such redemption, be obligated to pay Additional Amounts above the Minimum Withholding Level. The Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor will not have the right to so redeem the Notes in the event the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor becomes obligated to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, none of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor will have the right to so redeem the Notes unless it has taken reasonable measures to avoid the obligation to pay Additional Amounts. For the avoidance of doubt, reasonable measures will not include the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor changing or moving jurisdictions.

In the event that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor elects to so redeem the Notes, they or it will deliver to the Trustee: (1) a certificate, signed in the name of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor by any two of its executive officers or by its attorney in fact or authorized signatories in accordance with its bylaws, stating that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor, as the case may be, are or is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor to so redeem have occurred or been satisfied; and (2) an Opinion of Counsel, to the effect that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment and that all governmental requirements necessary for the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor to effect the redemption have been complied with. For the avoidance of doubt, reasonable measures will not include the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor changing or moving jurisdictions.

SECTION 7. Notice of Redemption. Notice of redemption shall be delivered electronically or by first class mail (or in the case of Notes held in book-entry form, by electronic transmission) at least 10 days but not more than 60 days before the Redemption Date to each Holder (with a copy to the Trustee) of Notes to be redeemed at its registered address. Notes in denominations larger than US$2,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

SECTION 8. Mandatory Redemption. The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuers or the Company may be required to offer to purchase the Notes pursuant to Section 4.07 of the Indenture. The Issuers may at any time and from time to time purchase the Notes in the open market or otherwise. Any Notes purchased in the open market or otherwise will be canceled or remain outstanding as instructed by the Company. If the Company elects to cancel any Notes purchased by the Issuers, then the Company may deliver such purchased Notes to the Trustee for cancellation pursuant to Section 2.11 of the Indenture.

SECTION 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Issuers shall be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Company is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Issuers, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12. Amendment. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuers, all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Event of Default (except an Event of Default relating to the payment of principal or interest including an accelerated payment or the failure to make a payment on the Change of Control Payment Date or an Event of Default in complying with the provisions of Article 6 of the Indenture) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Event of Default and its consequences under the Indenture except a continuing Event of Default in the payment of interest on, or the principal of, or the premium on, the Notes.

SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Significant Subsidiaries to create liens, to enter into sale and leaseback transactions or to consolidate, merge or sell all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

SECTION 15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, member or manager of the Issuers or of any Guarantor shall have any liability for any obligations of the Issuers under the Notes or the Indenture, or of any Guarantor under its Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16. Guarantees. This Note shall be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 17. Trustee Dealings with the Issuers. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Issuers and their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 20. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 21. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. For the avoidance of doubt, the application of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, is excluded.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture.

JBS USA LUX S.A.
JBS USA FOOD COMPANY
JBS USA FINANCE, INC.
3.625% Sustainability-Linked Senior Notes due 2032

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ______________________________agent to transfer this Note on the books of the Issuers.

The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program

In connection with any transfer of this Note occurring prior to the date which is the date following the first anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1) ☐	to Parent or a subsidiary thereof; or

(2) ☐	to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3) ☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company); or

(4) ☐	outside the United States to a non-”U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ☐	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuers as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐ The transferee is an Affiliate of the Issuers.

Unless one of the foregoing items (1) through (6) is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Issuers may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________
NOTICE: To be executed by an executive officer

JBS USA LUX S.A.
JBS USA FOOD COMPANY
JBS USA FINANCE, INC.
3.625% Sustainability-Linked Senior Notes due 2032

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 of the Indenture, check the box:

Section 4.07[        ]

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 of the Indenture, state the amount (in denominations of US$2,000 and integral multiples of US$1,000): US$_______________

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE3

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[3]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGENDS

Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until at least one year after the later of the date of issuance of such Note and the last date on which the Issuers or any of their Affiliates was the owner of such Note or any predecessor of such Note and on which the Issuers instruct the Trustee that the Private Placement Legend shall be deemed removed from such Note, unless otherwise agreed by the Issuers and the Holder thereof or if such legend is no longer required by Section 2.16(f) of the Indenture:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF 144A GLOBAL NOTES: ONE YEAR] [IN THE CASE OF TEMPORARY REGULATION S GLOBAL NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) [IN THE CASE OF RULE 144A NOTES: AND ON WHICH THE ISSUERS INSTRUCT THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THE NOTE, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS NOTE], ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF US$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

B-1

Each Global Note authenticated and delivered hereunder shall also bear the following legend (the “Global Note Legend”):

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

Each Temporary Regulation S Global Note shall also bear the following legend (the “Temporary Regulation S Global Note Legend”):

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

Each Affiliate Global Note or Physical Note delivered pursuant to Section 2.18 of the Indenture shall also bear the following legend (the “Affiliate Legend”):

INTERESTS IN THIS GLOBAL NOTE MAY BE HELD BY AFFILIATES (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF JBS USA LUX S.A., JBS USA FOOD COMPANY AND JBS USA FINANCE, INC. OR BY PERSONS WHO HAVE ACQUIRED SUCH INTERESTS FROM AN AFFILIATE IN A TRANSACTION OR CHAIN OF TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING. ACCORDINGLY, EXCEPT AS PERMITTED BY THE INDENTURE, INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED OR EXCHANGED FOR INTERESTS IN A GLOBAL NOTE THAT IS NOT A RESTRICTED SECURITY (AS DEFINED IN THE INDENTURE) UNTIL THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS MAY BE PERMITTED BY THE INDENTURE AND RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF)) AFTER THE LAST DATE ON WHICH ANY OF JBS USA LUX S.A., JBS USA FOOD COMPANY OR JBS USA FINANCE, INC. OR ANY AFFILIATE THEREOF WAS THE OWNER OF SUCH INTEREST.

Any Additional Notes so designated by the Company shall also bear the following legend (the “Original Issue Discount Legend”):

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. JBS USA LUX S.A. AGREES TO PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THE NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO JBS USA LUX S.A. AT THE FOLLOWING ADDRESS: JBS USA LUX S.A., 1770 PROMONTORY CIRCLE, GREELEY, CO 80634, ATTENTION: TREASURER.

B-2

EXHIBIT C

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

[                   ], [        ]

Regions Bank

10245 Centurion Parkway, 2nd Floor

Jacksonville, FL 32256

Attention: Corporate Trust Services

Email: Craig.Kaye@Regions.com

Ladies and Gentlemen:

In connection with our proposed purchase of 3.625% Sustainability-Linked Senior Notes due 2032 (the “Notes”) of JBS USA LUX S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 8-10, avenue de la Gare, 1610 Luxembourg, and registered with the Luxembourg Registre de Commerce et des Sociétés under number B 203.443 (the “Company”), JBS USA FOOD COMPANY, a Delaware corporation, and JBS USA FINANCE, INC., a Delaware corporation (together with the Company and JBS USA Food Company, the “Issuers”), we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the “Indenture”), and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws.

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we shall do so only (1) to the Issuer, (2) pursuant to a registration statement that has been declared effective under the Securities Act, (3) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (4) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (5) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of US$250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and who prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Company) and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

C-1

3. We are not acquiring the Notes for or on behalf of, and shall not transfer the Notes to, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any plan, individual retirement accounts or other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, or non-U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code or any entity whose underlying assets are considered to include “plan assets” of such plans, accounts or arrangements, except as permitted in the Sections entitled “Transfer Restrictions” and “Certain ERISA Considerations” of the Offering Memorandum.

4. We understand that, on any proposed resale of any Notes, we shall be required to furnish to the Trustee and the Issuers such certification, legal opinions and other information as the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

5. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, as Trustee, the Issuers, counsel for the Issuers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program

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EXHIBIT D

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S

[             ], [     ]

Regions Bank

10245 Centurion Parkway, 2nd Floor

Jacksonville, FL 32256

Attention: Corporate Trust Services

Email: Craig.Kaye@Regions.com

Re:	JBS USA LUX S.A. JBS USA FOOD COMPANY and JBS USA FINANCE, INC. (together, the “Issuers”) 3.625% Sustainability-Linked Senior Notes due 2032 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of US$[                          ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You, as Trustee, the Issuers, counsel for the Issuers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Name:
Title:

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program

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EXHIBIT E

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS OF TEMPORARY REGULATION S GLOBAL NOTE

________________, ______

Regions Bank

10245 Centurion Parkway, 2nd Floor

Jacksonville, FL 32256

Attention: Corporate Trust Services

Email: Craig.Kaye@Regions.com

Re:	JBS USA LUX S.A., JBS USA FOOD COMPANY and JBS USA FINANCE, INC. (together, the “Issuers”) 3.625% Sustainability-Linked Senior Notes due 2032 (the “Notes”)

Dear Sirs:

This letter relates to US$[                              ] principal amount of Notes represented by a certificate (the “Legended Certificate”) which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Sections 2.01 and 2.16(c) of the Indenture (the “Indenture”) dated as of August 19, 2022 relating to the Notes, we hereby certify that we are (or we shall hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

You, as Trustee, the Issuers, counsel for the Issuers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Proposed Transferee]

By:
Name:
Title:

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program

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